Exhibit  23

Consent  of  Independent  Certified  Public  Accountants

CardioTech  International,  Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8, dated June 12, 1996, and the Form S-3 dated February 12, 1999 of our report dated May 18, 2001, relating to the consolidated financial statements of CardioTech International, Inc. appearing in the Company's annual report on Form 10-KSB for the year ended March 31, 2001.

                                                                BDO Seidman, LLP

Boston,  Massachusetts
June  22,  2001


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